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Exhibit 10.1

[Logo of International Aero Engines]

IAE Building
400 Main Street
East Hartford, CT 06108 USA

24 March 2003

JetBlue Airways Corporation
19 Old Kings Highway South, Suite 23
Darien, Connecticut 06820
Attention: Vice President and Treasurer

Subject:	Side letter No. 12 to the V2500 General Terms of Sale Agreement between JetBlue Airways Corporation and IAE International Aero Engines AG dated May 4, 1999

Dear Tom:

        We refer to the V2500 General Terms of Sale Agreement between JetBlue Airways Corporation ("JetBlue") and IAE International Aero Engines AG ("IAE") dated May 4, 1999 (the "Agreement"). Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Agreement.

        IAE agrees that with respect to the first Aircraft scheduled for delivery in [***]2004, that such Aircraft will now be scheduled for delivery in [***]2003. IAE and JetBlue hereby agree to amend the delivery schedule accordingly to reflect such change in delivery dates.

        Except as expressly amended by this Side Letter No. 13 all provisions of the Contract remain in full force and effect.

Very truly yours, IAE International Aero Engines AG	Agreed to and Accepted on behalf of: JetBlue Airways Corporation
/s/ JACK PHILLIPS	/s/ THOMAS ANDERSON

Name	Name

Sr. VP Customer Business	Vice President

Title	Title

March 25, 2003	March 25, 2003

Date	Date
[***]
Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IAE PROPRIETARY INFORMATION

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IAE PROPRIETARY INFORMATION